Exhibit A

 Irrevocable Proxy

The undersigned stockholder of NuGen Holdings, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Eric Takamura the attorney and proxy of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to (i) the outstanding shares of Company common stock owned of record by the undersigned as of the date of this proxy, and (ii) any and all other shares of Company common stock or other securities which the undersigned may acquire on or after the date hereof. The shares of the Company Common Stock referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to in this proxy as the “Shares”. Upon the execution hereof, any prior proxies given by the undersigned with respect to any of the Shares are hereby revoked and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable and is coupled with an interest. This proxy shall remain in full force and effect to the fullest extent permitted by law.

The attorney and proxy named above will be empowered, and may exercise this proxy, to vote the Shares at any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned, including any transferee of any of the Shares. If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest extent possible, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction and (c) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

IN WITNESS WHEREOF, the undersigned has executed this irrevocable proxy as of the 29th day of September, 2010.

/s/ Zhou Tao
Zhou Tao